Exhibit 99.1

Avadel Pharmaceuticals Strengthens Sleep Medicine Portfolio with Exclusive License of Valiloxybate from XWPharma Ltd

– Expands Avadel’s pipeline with salt-free, artificial sweetener-free, once-at-bedtime oxybate for treatment of narcolepsy and idiopathic hypersomnia –

– Initial pharmacokinetic (PK) and comparative bioavailability study to initiate in fourth quarter 2025 with pivotal PK trial planned for second half 2026 –

– XWPharma to receive $20 million upfront; potential for development, regulatory and sales milestone payments in addition to royalties on future net sales –

DUBLIN, Ireland & REDWOOD CITY, Calif., September 3, 2025 - Avadel Pharmaceuticals plc (Nasdaq: AVDL), a biopharmaceutical company focused on transforming medicines to transform lives, and XWPharma Ltd. (“XWPharma”) together announced today that Avadel has entered into an exclusive global license agreement with XWPharma to develop and commercialize valiloxybate, a GABAB receptor agonist, for all indications, including the treatment of sleep disorders, such as narcolepsy and idiopathic hypersomnia (“IH”). Valiloxybate has been purposefully designed to deliver the therapeutic benefits of oxybate therapy through a once-at-bedtime, salt-free and artificial sweetener-free formulation.

"The addition of valiloxybate, the only once-at-bedtime, salt-free and artificial sweetener-free, extended-release oxybate, into our portfolio further reflects Avadel’s position as a leader in sleep medicine,” said Greg Divis, Chief Executive Officer of Avadel Pharmaceuticals. “The broad adoption of LUMRYZ demonstrates the transformative benefits that a once-at-bedtime oxybate therapy can bring to patients and their families. As an innovator in the treatment of sleep disorders, we are excited to add valiloxybate to our pipeline.”

“We are pleased to enter into this licensing agreement with Avadel, a recognized leader in the clinical and commercial advancement of once-at-bedtime oxybate therapy and the ideal partner to progress valiloxybate to market,” said James Huang, Executive Chairman of XWPharma. “We are excited for the opportunity to offer access to this innovative therapy to a broad population of those living with sleep disorders.”

“I am thrilled that Avadel is continuing to advance its mission to improve the lives of those living with hypersomnolence disorders by building on the team’s expertise in innovation and novel drug delivery system development,” said Anne Marie Morse, D.O., Director of Pediatric Neurology at Geisinger Medical Center at Janet Weis Children’s Hospital. “The plans to develop valiloxybate for the treatment of narcolepsy and IH with a once at nighttime medication delivery system grows our ability to reach and personalize care for more individuals living with these conditions.”

“Oxybates are transformational medications for people living with narcolepsy and IH, as they provide proven durable efficacy and address the 24 hour a day nature of these disorders. While sodium sensitivity can affect a small proportion of these patients, all patients deserve the benefit of personalized care and the option of a no sodium once at bedtime dosing solution. I believe the additional option of once at bedtime no sodium valiloxybate will further expand utilization and, most importantly, benefit more patients,” continued Dr. Morse.

About the Licensing Agreement

Under the terms of the agreement, XWPharma grants Avadel an exclusive global license to develop, manufacture and commercialize valiloxybate worldwide, excluding mainland China, Hong Kong, and Macau. XWPharma will receive an upfront payment of $20 million from Avadel and is eligible to receive milestone payments associated with certain development milestones of up to $30 million. Avadel has also agreed to pay XWPharma up to an aggregate of $155 million in performance-based tiered sales milestones for first achievement of annual net sales up to $750 million. For first achievement of annual net sales exceeding $750 million and up to $3.5 billion, Avadel will pay XWPharma certain performance-based sales milestone payments equal to 10% of each of those sales milestones. In addition, Avadel has agreed to pay tiered royalties ranging from high-single digit to mid-teens, as a percentage of net sales of the licensed products, and also an additional $10 million milestone payment after the first commercial sale in the U.S. for each indication beyond narcolepsy and IH following FDA approval for same.

Avadel expects to advance its valiloxybate formulation into an initial PK study in the fourth quarter of 2025, followed by a pivotal PK trial in the second half of 2026. The program is expected to benefit from Avadel’s existing infrastructure and commercial capabilities, potentially allowing for efficient clinical and regulatory advancement via a bioequivalence pathway as well as a streamlined commercial launch, if approved.

About Valiloxybate

Valiloxybate is a GABAB receptor agonist, designed to deliver the therapeutic benefits of oxybate therapy through a once-at-bedtime, salt-free and artificial sweetener-free formulation. The molecule’s properties enable extended-release delivery, offering a potentially differentiated profile from traditional oxybate therapies. Importantly, preliminary clinical data suggest the potential for bioequivalence to be established between valiloxybate and Avadel’s LUMRYZ, the first and only once-at-bedtime treatment for cataplexy or excessive daytime sleepiness (EDS) in patients seven years of age and older with narcolepsy. Accordingly, successful completion of the PK clinical program and FDA alignment with our regulatory approach could potentially result in a streamlined and capital-efficient development pathway for valiloxybate.

About LUMRYZ™ (sodium oxybate) for extended-release oral suspension

LUMRYZ is an extended-release sodium oxybate medication approved by the FDA on May 1, 2023, as the first and only once-at-bedtime treatment for cataplexy or excessive daytime sleepiness (EDS) in adults with narcolepsy. On October 16, 2024, LUMRYZ was additionally approved as a once-at-bedtime treatment for cataplexy or EDS in pediatric patients seven years of age and older with narcolepsy.

The FDA approval of LUMRYZ was supported by results from REST-ON™, a randomized, double-blind, placebo-controlled, pivotal Phase 3 trial in adults with narcolepsy. LUMRYZ demonstrated statistically significant and clinically meaningful improvements in the three co-primary endpoints: EDS (MWT), clinicians’ overall assessment of patients’ functioning (CGI-I), and cataplexy attacks, for all three evaluated doses when compared to placebo.

With its approvals in May 2023 and October 2024, the FDA also granted seven years of Orphan Drug Exclusivity to LUMRYZ for the treatment of cataplexy or EDS in adults with narcolepsy and in pediatric patients seven years of age and older with narcolepsy respectively due to a finding of clinical superiority of LUMRYZ relative to currently available oxybate treatments. In particular, the FDA found that LUMRYZ makes a major contribution to patient care over currently available, twice-nightly oxybate products by providing a once-nightly dosing regimen that avoids nocturnal arousal to take a second dose.

LUMRYZ is only currently approved for the treatment of cataplexy or EDS in patients seven years of age and older with narcolepsy, and Avadel does not sell LUMRYZ for any indication beyond narcolepsy.

INDICATIONS

LUMRYZ (sodium oxybate) for extended-release oral suspension is a prescription medicine used to treat the following symptoms in patients seven years of age and older with narcolepsy:

•	sudden onset of weak or paralyzed muscles (cataplexy)

•	excessive daytime sleepiness (EDS)

IMPORTANT SAFETY INFORMATION

WARNING: Taking LUMRYZ™ (sodium oxybate) with other central nervous system (CNS) depressants, such as medicines used to make you fall asleep, including opioid analgesics, benzodiazepines, sedating antidepressants, antipsychotics, sedating anti-epileptic medicines, general anesthetics, muscle relaxants, alcohol or street drugs, may cause serious medical problems, including trouble breathing (respiratory depression), low blood pressure (hypotension), changes in alertness (drowsiness), fainting (syncope) and death.

The active ingredient of LUMRYZ (sodium oxybate) is a form of gamma hydroxybutyrate (GHB), a controlled substance. Abuse or misuse of illegal GHB alone or with other CNS depressants (drugs that cause changes in alertness or consciousness) have caused serious side effects. These effects include seizures, trouble breathing (respiratory depression), changes in alertness (drowsiness), coma and death. Call your doctor right away if you have any of these serious side effects.

Because of these risks, LUMRYZ is available only by prescription and filled through certified pharmacies in the LUMRYZ REMS. You must be enrolled in the LUMRYZ REMS to receive LUMRYZ. Further information is available at www.LUMRYZREMS.com or by calling 1-877-453-1029.

Do not take LUMRYZ if you take or your child takes other sleep medicines or sedatives (medicines that cause sleepiness), drink alcohol or have a rare problem called succinic semialdehyde dehydrogenase deficiency.

Keep LUMRYZ in a safe place to prevent abuse and misuse. Selling or giving away LUMRYZ may harm others and is against the law. Tell your doctor if you or your child have ever abused or been dependent on alcohol, prescription medicines or street drugs.

Anyone who takes LUMRYZ should not do anything that requires them to be fully awake or is dangerous, including driving a car, using heavy machinery or flying an airplane, for at least six (6) hours after taking LUMRYZ. Those activities should not be done until you know how LUMRYZ affects you.

Falling asleep quickly, including while standing or while getting up from the bed, has led to falls with injuries that have required some people to be hospitalized.

LUMRYZ can cause serious side effects, including the following:

•	Breathing problems, including slower breathing, trouble breathing and/or short periods of not breathing while sleeping (e.g., sleep apnea). People who already have breathing or lung problems have a higher chance of having breathing problems when they take LUMRYZ.

•	Mental health problems, including confusion, seeing or hearing things that are not real (hallucinations), unusual or disturbing thoughts (abnormal thinking), feeling anxious or upset, depression, thoughts of killing yourself or trying to kill yourself, increased tiredness, feelings of guilt or worthlessness and difficulty concentrating. Tell your doctor if you or your child have or had depression or have tried to harm yourself. Call your doctor right away if you or your child have symptoms of mental health problems or a change in weight or appetite.

•	Sleepwalking. Sleepwalking can cause injuries. Call your doctor if you or your child start sleepwalking.

Tell your doctor if you or your child are on a salt-restricted diet or have high blood pressure, heart failure or kidney problems. LUMRYZ contains a lot of sodium (salt) and may not be right for you.

The most common side effects of LUMRYZ in adults include nausea, dizziness, bedwetting, headache and vomiting. Your side effects may increase when you take higher doses of LUMRYZ. The most common side effects in children include nausea, bedwetting, vomiting, headache, decreased weight, decreased appetite, dizziness, and sleepwalking.

LUMRYZ can cause physical dependence and craving for the medicine when it is not taken as directed. These are not all the possible side effects of LUMRYZ.

For more information, ask your doctor or pharmacist. Call your doctor for medical advice about side effects.

You are encouraged to report negative side effects of prescription drugs to the FDA. Visit http://www.fda.gov/medwatch, or call 1-800-FDA-1088.

Please see full Prescribing Information, including BOXED Warning.

About Avadel Pharmaceuticals plc

Avadel Pharmaceuticals plc (Nasdaq: AVDL) is a biopharmaceutical company focused on transforming medicines to transform lives. Our approach includes applying innovative solutions to the development of medications that address the challenges patients face with current treatment options. Avadel’s commercial product, LUMRYZ, was approved by the U.S. Food & Drug Administration (FDA) as the first and only once-at-bedtime oxybate for the treatment of cataplexy or EDS in patients 7 years of age and older with narcolepsy. For more information, please visit www.avadel.com.

Avadel intends to use its Investor Relations website as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s Investor Relations website, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations, and webcast.

Cautionary Disclosure Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements relate to our future expectations, beliefs, plans, strategies, objectives, results, conditions, financial performance, prospects or other events. Such forward-looking statements include, but are not limited to, expectations regarding the license agreement with XWPharma, including potential milestone and royalty payments; the potential therapeutic benefits of valiloxybate; expectations about the development of valiloxybate, including timing of the pilot and pivotal PK and bioequivalence studies and potential streamlined development pathway; the potential benefits of Avadel’s existing infrastructure and commercial capabilities for the development of valiloxybate; the Company’s leadership in the field of sleep medicine and as an innovator in the treatment of sleep disorders; the market position and growth of LUMRYZ; the importance of personalized care for individuals living with narcolepsy and IH; expectations for the Company’s pipeline; and the benefits of once-at-bedtime oxybate therapies. In some cases, forward-looking statements can be identified by use of words such as “will,” “may,” “could,” “believe,” “expect,” “look forward,” “on track,” “guidance,” “anticipate,” “estimate,” “project,” “next steps” and similar expressions and the negatives thereof (if applicable).

The Company’s forward-looking statements are based on estimates and assumptions that are made within the bounds of our knowledge of our business and operations and that we consider reasonable. However, the Company’s business and operations are subject to significant risks, and, as a result, there can be no assurance that actual results and the results of the company’s business and operations will not differ materially from the results contemplated in such forward-looking statements. Factors that could cause actual results to differ from expectations in the Company’s forward-looking statements include the risks and uncertainties described in the “Risk Factors” section of Part I, Item 1A of the Company’s most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date they are made and are not guarantees of future performance. Accordingly, you should not place undue reliance on forward-looking statements. The Company does not undertake any obligation to publicly update or revise our forward-looking statements, except as required by law.

About XWPharma

XWPharma is a clinical-stage, neuroscience-focused biopharmaceutical company founded by a team of industry veterans who believe the hardest problems are the most important ones to solve. Leveraging proprietary chemistry, proven drug development and commercialization expertise, and a commitment to reshaping antiquated treatment paradigms in neuropsychiatry, XWPharma is advancing a pipeline of novel programs targeting clinically and commercially validated mechanisms, each engineered in-house for best-in-class potential, high approvability, and durable IP.

Learn more at www.xwpharma.com

Investor Contact:

Austin Murtagh

Precision AQ

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(212) 698-8696

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Real Chemistry

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